Exhibit 99.1
Allegro MicroSystems Reports Fiscal Third Quarter 2023 Results
Achieves Record Quarter with Sales Increasing 33% and Earnings Expanding 96% Y-o-Y Led By Continued Strength in E-Mobility
Manchester, NH, January 31, 2023 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in sensing and power semiconductor solutions for motion control and energy efficient systems, today announced financial results for its third quarter 2023 that ended December 23, 2022.
Quarter Highlights:
•Total net sales were a record $248.8 million, increasing 33% year-over-year.
•Automotive net sales were a record $170.1 million, increasing 30.1% year-over-year.
•Industrial net sales were a record $51.0 million, increasing 59.9% year-over-year.
•GAAP and non-GAAP gross margins were a record 57.3% and 58.0%, respectively.
•GAAP and non-GAAP operating margins were a record 26.4% and 30.3%, respectively.
•GAAP and non-GAAP diluted earnings per share was $0.33 and $0.35, respectively.
“Our team delivered another quarter of record results. Momentum in e-Mobility applications, including xEV and ADAS, as well as strong demand across our magnetic sensor and power IC product portfolios continues to drive growth,” said Vineet Nargolwala, President and CEO of Allegro MicroSystems. “Sales in our Automotive business increased 30 percent year-over-year, with e-Mobility expanding to a record 43 percent of Automotive sales. We also achieved another record quarter in our Industrial business, led by ongoing growth in Clean Energy and Industrial Automation end markets. Complementing our top line performance, fiscal third quarter gross margin expanded to record levels due to higher sales of feature rich products as well as favorable foreign exchange. This allowed us to deliver record GAAP and non-GAAP operating margins of 26 and 30 percent, respectively in the quarter. Further highlighting our operating leverage, GAAP and non-GAAP diluted EPS increased 94 and 84 percent year-over-year, respectively. With Allegro’s strategic alignment to fast-growing secular megatrends, we expect to continue to outperform the broader end markets we serve.”
Business Summary
Automotive net sales increased 8.1% sequentially and 30.1% year-over-year, to 68% of net sales in the quarter. Growth in Automotive sales was driven by strong demand in e-Mobility, including IC solutions for xEV Inverter and On-Board-Charging applications, which expanded to a record 43% of total Automotive sales.
Industrial net sales increased 5.9% sequentially and 59.9% year-over-year to 21% of net sales in the quarter. Record Industrial net sales in the quarter was primarily driven by continued momentum for the Company’s solutions in strategic end markets, including Clean Energy and Industrial Automation.
Third quarter net sales into Other markets, which includes computing, consumer and smart home decreased sequentially, however, increased year-over-year to $27.7 million, or 11% of total net sales.
Outlook
For the fourth quarter ending March 31, 2023, the Company expects total net sales to be in the range of $260 million to $270 million. Non-GAAP gross margin is expected to be approximately 57.0%, non-GAAP operating expenses are anticipated to be between 27 percent and 28 percent of net sales, and non-GAAP earnings per diluted share are expected to be in the range of $0.35 to $0.37.
Allegro has not provided a reconciliation of its fourth fiscal quarter outlook for non-GAAP gross margin, non-GAAP operating expenses and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast
A webcast will be held on Tuesday, January 31, 2023 at 8:30 a.m. Eastern time. Vineet Nargolwala, President and Chief Executive Officer, and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance for our fourth fiscal quarter ending March 31, 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our failure to adjust purchase commitments, supply chain volume and inventory management based on changing market conditions or customer demand; shifts in our product mix or customer mix, which could negatively impact our gross margin; the cyclical nature of the analog semiconductor industry; our ability to compensate for decreases in average selling prices of our products and increases in input costs; increases in inflation rates or sustained periods of inflation in the markets in which we operate; any disruptions at our primary third-party wafer fabrication facilities; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; COVID-19 induced lock-downs and suppression on our supply chain and customer demand; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; the volatility of currency exchange rates; our indebtedness may limit our flexibility to operate our business; our ability to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or those of our third-party service providers; our principal stockholders have substantial control over us; the inapplicability of the “corporate opportunity” doctrine to any director or stockholder who is not employed by us; the dilutive impact on the price of our shares upon future issuance by us or future sales by our stockholders; our lack of intent to declare or pay dividends for the foreseeable future; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware; the exclusive forum provision in our Certificate of Incorporation for disputes with stockholders; our inability to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 18, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 29, 2022, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
ALLEGRO MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
Net sales	$203,672	$147,168	$572,356	$456,302
Net sales to related party	45,117	39,461	131,852	112,079
Total net sales	248,789	186,629	704,208	568,381
Cost of goods sold	84,776	66,675	247,805	214,811
Cost of goods sold to related party	21,419	18,789	63,413	55,713
Gross profit	142,594	101,165	392,990	297,857
Operating expenses:
Research and development	39,593	30,297	109,017	89,441
Selling, general and administrative	37,373	37,963	146,470	104,115
Change in fair value of contingent consideration	—	(2,700)	(2,700)	(2,100)
Total operating expenses	76,966	65,560	252,787	191,456
Operating income	65,628	35,605	140,203	106,401
Other income (expense):
Interest expense	(613)	(427)	(1,581)	(2,081)
Interest income	360	158	1,144	317
Foreign currency transaction gain (loss)	407	(3)	2,597	(55)
Income in earnings of equity investment	2,190	287	297	792
Other, net	4,119	3,634	765	5,216
Income before income taxes	72,091	39,254	143,425	110,590
Income tax provision	7,540	6,281	17,943	16,687
Net income	64,551	32,973	125,482	93,903
Net income attributable to non-controlling interests	32	37	102	112
Net income attributable to Allegro MicroSystems, Inc.	$64,519	$32,936	$125,380	$93,791
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.34	$0.17	$0.66	$0.49
Diluted	$0.33	$0.17	$0.65	$0.49
Weighted average shares outstanding:
Basic	191,328,538	189,736,901	191,082,141	189,665,324
Diluted	193,935,908	192,068,222	193,100,762	191,678,951

Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Nine-Month Period Ended		Change
	December 23, 2022	December 24, 2021	Amount	%	December 23, 2022	December 24, 2021	Amount	%
	(Dollars in thousands)
Automotive	$170,107	$130,797	$39,310	30.1%	$477,154	$390,351	$86,803	22.2%
Industrial	51,014	31,903	19,111	59.9%	139,330	98,533	40,797	41.4%
Other	27,668	23,929	3,739	15.6%	87,724	79,497	8,227	10.3%
Total net sales	$248,789	$186,629	$62,160	33.3%	$704,208	$568,381	$135,827	23.9%
Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
Cost of sales	$1,156	$742	$3,112	$1,992
Research and development	3,174	1,019	6,013	2,814
Selling, general and administrative	4,572	5,859	42,117	13,841
Total stock-based compensation	$8,902	$7,620	$51,242	$18,647
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisitions of Heyday and Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
Cost of sales	$589	$273	1,240	819
Selling, general and administrative	23	23	68	68
Total intangible amortization	$612	$296	$1,308	$887

ALLEGRO MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	December 23, 2022	March 25, 2022
Assets
Current assets:
Cash and cash equivalents	$334,306	$282,383
Restricted cash	9,822	7,416
Trade accounts receivable, net of provision for expected credit losses of $147 and $105 at December 23, 2022 and March 25, 2022, respectively	97,225	87,359
Trade and other accounts receivable due from related party	31,070	27,360
Accounts receivable – other	2,169	4,144
Inventories	119,580	86,160
Prepaid expenses and other current assets	22,030	14,995
Current portion of related party note receivable	3,750	1,875
Total current assets	619,952	511,692
Property, plant and equipment, net	232,076	210,028
Operating lease right-of-use assets	14,740	16,049
Deferred income tax assets	46,262	17,967
Goodwill	28,230	20,009
Intangible assets, net	53,130	35,970
Related party note receivable, less current portion	9,375	5,625
Equity investment in related party	27,968	27,671
Other assets	52,332	47,609
Total assets	$1,084,065	$892,620
Liabilities, Non-Controlling Interest and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$49,945	$29,836
Amounts due to related party	5,659	5,222
Accrued expenses and other current liabilities	77,796	65,459
Current portion of operating lease liabilities	3,828	3,706
Total current liabilities	137,228	104,223
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	11,358	12,748
Deferred income tax liabilities	4,438	—
Other long-term liabilities	11,485	15,286
Total liabilities	189,509	157,257
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at December 23, 2022 and March 25, 2022	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 191,435,869 shares issued and outstanding at December 23, 2022; 1,000,000,000 shares authorized, 190,473,595 issued and outstanding at March 25, 2022	1,914	1,905
Additional paid-in capital	667,908	627,792
Retained earnings	248,338	122,958
Accumulated other comprehensive loss	(24,781)	(18,448)
Equity attributable to Allegro MicroSystems, Inc.	893,379	734,207
Non-controlling interests	1,177	1,156
Total stockholders’ equity	894,556	735,363
Total liabilities, non-controlling interest and stockholders’ equity	$1,084,065	$892,620

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine-Month Period Ended
	December 23, 2022	December 24, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$125,482	$93,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,705	36,522
Amortization of deferred financing costs	74	75
Deferred income taxes	(28,387)	(3,061)
Stock-based compensation	51,242	18,647
Loss (gain) on disposal of assets	287	(349)
Change in fair value of contingent consideration	(2,700)	(2,100)
Provisions for inventory and receivables reserves	1,744	4,787
Unrealized loss (gain) on marketable securities	5	(4,482)
Changes in operating assets and liabilities:
Trade accounts receivable	(5,894)	(6,133)
Accounts receivable - other	2,000	(9)
Inventories	(39,136)	3,251
Prepaid expenses and other assets	(17,761)	(11,870)
Trade accounts payable	19,553	2,026
Due to/from related parties	(3,273)	(2,775)
Accrued expenses and other current and long-term liabilities	5,717	(9,874)
Net cash provided by operating activities	145,658	118,558
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(49,563)	(55,792)
Acquisition of business, net of cash acquired	(19,728)	(12,549)
Proceeds from sales of property, plant and equipment	—	27,407
Investments in marketable securities	—	(9,189)
Net cash used in investing activities	(69,291)	(50,123)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans made to related party	(7,500)	(7,500)
Receipts on related party notes receivable	1,875	—
Payments for taxes related to net share settlement of equity awards	(12,642)	—
Proceeds from issuance of common stock under employee stock purchase plan	1,573	1,291
Net cash used in financing activities	(16,694)	(6,209)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(5,344)	604
Net increase in Cash and cash equivalents and Restricted cash	54,329	62,830
Cash and cash equivalents and Restricted cash at beginning of period	289,799	203,875
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$344,128	$266,705
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$282,383	$197,214
Restricted cash at beginning of period	7,416	6,661
Cash and cash equivalents and Restricted cash at beginning of period	$289,799	$203,875
Cash and cash equivalents at end of period	334,306	259,208
Restricted cash at end of period	9,822	7,497
Cash and cash equivalents and Restricted cash at end of period	$344,128	$266,705
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash transactions:
Property, plant and equipment purchases included in trade accounts payable	$(2,462)	$(4,934)
Noncash lease liabilities arising from obtaining right-of-use assets	1,926	1,906

Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•certain measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards. A significant portion of the cost included in fiscal year 2023 related to retirement of the former CEO.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021, and we sold the AMTC Facility in August 2021.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020 and Heyday Integrated Circuits (“Heyday”), which closed in September 2022.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility through fiscal year 2022.
Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents (i) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain stockholders in fiscal 2022, (ii) one-time transaction-related legal and consulting fees in fiscal 2023 and 2022 not related to (i), and (iii) the acquisition of Heyday.
•Severance—Represents severance costs associated with (i) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (ii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iii) nonrecurring separation costs related to the departures of executive officers in fiscal years 2023 and 2022.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core loss (gain) on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Foreign currency translation (gain) loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•(Income) loss in earnings of equity investment—Represents our equity method investment in Polar Semiconductor, LLC (“PSL”).

•Unrealized (gain) loss on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income before Income Taxes excluding the same items excluded above in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above in applicable periods.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$142,594	$132,022	$101,165	$392,990	$297,857

Voxtel inventory impairment	—	—	—	—	3,106
Stock-based compensation	1,156	1,124	742	3,112	1,992
AMTC Facility consolidation one-time costs	—	—	—	—	144
Amortization of acquisition-related intangible assets	589	378	273	1,240	819
COVID-19 related expenses	—	—	137	—	796
Total Non-GAAP Adjustments	$1,745	$1,502	$1,152	$4,352	$6,857

Non-GAAP Gross Profit	$144,339	$133,524	$102,317	$397,342	$304,714
Non-GAAP Gross Margin	58.0%	56.2%	54.8%	56.4%	53.6%

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Expenses

GAAP Operating Expenses	$76,966	$72,184	$65,560	$252,787	$191,456

Research and Development Expenses
GAAP Research and Development Expenses	39,593	35,567	30,297	109,017	89,441
Stock-based compensation	3,174	1,711	1,019	6,013	2,814
AMTC Facility consolidation one-time costs	—	—	—	—	2
COVID-19 related expenses	—	—	6	—	20
Transaction fees	1	201	—	404	—
Non-GAAP Research and Development Expenses	36,418	33,655	29,272	102,600	86,605

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	37,373	39,117	37,963	146,470	104,115
Stock-based compensation	4,572	5,369	5,859	42,117	13,841
AMTC Facility consolidation one-time costs	291	90	108	477	583
Amortization of acquisition-related intangible assets	23	23	23	68	68
COVID-19 related expenses	—	—	356	—	1,288
Transaction fees	35	63	1,085	1,695	1,114
Severance	—	—	578	4,186	746
Non-GAAP Selling, General and Administrative Expenses	32,452	33,572	29,954	97,927	86,475

Change in fair value of contingent consideration	—	(2,500)	(2,700)	(2,700)	(2,100)

Total Non-GAAP Adjustments	8,096	4,957	6,334	52,260	18,376

Non-GAAP Operating Expenses	$68,870	$67,227	$59,226	$200,527	$173,080

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Income

GAAP Operating Income	$65,628	$59,838	$35,605	$140,203	$106,401

Voxtel inventory impairment	—	—	—	—	3,106
Stock-based compensation	8,902	8,204	7,620	51,242	18,647
AMTC Facility consolidation one-time costs	291	90	108	477	729
Amortization of acquisition-related intangible assets	612	401	296	1,308	887
COVID-19 related expenses	—	—	499	—	2,104
Change in fair value of contingent consideration	—	(2,500)	(2,700)	(2,700)	(2,100)
Transaction fees	36	264	1,085	2,099	1,114
Severance	—	—	578	4,186	746
Total Non-GAAP Adjustments	$9,841	$6,459	$7,486	$56,612	$25,233

Non-GAAP Operating Income	$75,469	$66,297	$43,091	$196,815	$131,634
Non-GAAP Operating Margin (% of net sales)	30.3%	27.9%	23.1%	27.9%	23.2%

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$64,551	$50,648	$32,973	$125,482	$93,903

Interest expense	613	531	427	1,581	2,081
Interest income	(360)	(467)	(158)	(1,144)	(317)
Income tax provision	7,540	8,438	6,281	17,943	16,687
Depreciation & amortization	12,580	12,207	12,011	36,705	36,522
EBITDA	$84,924	$71,357	$51,534	$180,567	$148,876

Non-core loss (gain) on sale of equipment	37	253	(19)	287	(350)
Voxtel inventory impairment	—	—	—	—	3,106
Foreign currency translation (gain) loss	(407)	(266)	3	(2,597)	55
(Income) loss in earnings of equity investment	(2,190)	1,029	(287)	(297)	(792)
Unrealized (gain) loss on investments	(3,453)	(28)	(3,504)	5	(4,482)
Stock-based compensation	8,902	8,204	7,620	51,242	18,647
AMTC Facility consolidation one-time costs	291	90	108	477	729
COVID-19 related expenses	—	—	499	—	2,104
Change in fair value of contingent consideration	—	(2,500)	(2,700)	(2,700)	(2,100)
Transaction fees	36	264	1,085	2,099	1,114
Severance	—	—	578	4,186	746
Adjusted EBITDA	$88,140	$78,403	$54,917	$233,269	$167,653
Adjusted EBITDA Margin (% of net sales)	35.4%	33.0%	29.4%	33.1%	29.5%

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax

GAAP Income before Income Taxes	$72,091	$59,086	$39,254	$143,425	$110,590

Non-core loss (gain) on sale of equipment	37	253	(19)	287	(350)
Voxtel inventory impairment	—	—	—	—	3,106
Foreign currency translation (gain) loss	$(407)	$(266)	$3	$(2,597)	$55
(Income) loss in earnings of equity investment	$(2,190)	$1,029	$(287)	$(297)	$(792)
Unrealized (gain) loss on investments	$(3,453)	$(28)	$(3,504)	$5	$(4,482)
Stock-based compensation	8,902	8,204	7,620	51,242	18,647
AMTC Facility consolidation one-time costs	291	90	108	477	729
Amortization of acquisition-related intangible assets	612	401	296	1,308	887
COVID-19 related expenses	—	—	499	—	2,104
Change in fair value of contingent consideration	—	(2,500)	(2,700)	(2,700)	(2,100)
Transaction fees	36	264	1,085	2,099	1,114
Severance	—	—	578	4,186	746
Total Non-GAAP Adjustments	$3,828	$7,447	$3,679	$54,010	$19,664

Non-GAAP Profit before Tax	$75,919	$66,533	$42,933	$197,435	$130,254

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Provision for Income Taxes

GAAP Income Tax Provision	$7,540	$8,438	$6,281	$17,943	$16,687
GAAP effective tax rate	10.5%	14.3%	16.0%	12.5%	15.1%

Tax effect of adjustments to GAAP results	(461)	(1,663)	561	3,776	3,598

Non-GAAP Provision for Income Taxes	$7,079	$6,775	$6,842	$21,719	$20,285
Non-GAAP effective tax rate	9.3%	10.2%	15.9%	11.0%	15.6%

	Three-Month Period Ended			Nine-Month Period Ended
	December 23, 2022	September 23, 2022	December 24, 2021	December 23, 2022	December 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$64,551	$50,648	$32,973	$125,482	$93,903
GAAP Basic Earnings per Share	$0.34	$0.26	$0.17	$0.66	$0.50
GAAP Diluted Earnings per Share	$0.33	$0.26	$0.17	$0.65	$0.49

Non-core loss (gain) on sale of equipment	37	253	(19)	287	(350)
Voxtel inventory impairment	—	—	—	—	3,106
Foreign currency translation (gain) loss	(407)	(266)	3	(2,597)	55
Loss (income) in earnings of equity investment	(2,190)	1,029	(287)	(297)	(792)
Unrealized (gain) loss on investments	(3,453)	(28)	(3,504)	5	(4,482)
Stock-based compensation	8,902	8,204	7,620	51,242	18,647
AMTC Facility consolidation one-time costs	291	90	108	477	729
Amortization of acquisition-related intangible assets	612	401	296	1,308	887
COVID-19 related expenses	—	—	499	—	2,104
Change in fair value of contingent consideration	—	(2,500)	(2,700)	(2,700)	(2,100)
Transaction fees	36	264	1,085	2,099	1,114
Severance	—	—	578	4,186	746
Tax effect of adjustments to GAAP results	461	1,663	(561)	(3,776)	(3,598)

Non-GAAP Net Income	$68,840	$59,758	$36,091	$175,716	$109,969
Basic weighted average common shares	191,328,538	191,284,631	189,736,901	191,082,141	189,665,324
Diluted weighted average common shares	193,935,908	192,639,576	192,068,222	193,100,762	191,678,951
Non-GAAP Basic Earnings per Share	$0.36	$0.31	$0.19	$0.92	$0.58
Non-GAAP Diluted Earnings per Share	$0.35	$0.31	$0.19	$0.91	$0.57
Investor Contact:
Jalene Hoover
VP of Investor Relations & Corporate Communications
+1 (512) 751-6526
jhoover@allegromicro.com